TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this "Trademark Security Agreement") is made this 6th day of May, 2009, by PLATINUM STUDIOS, INC., a California corporation ("Debtor"), and SCOTT ROSENBERG, an individual ("Secured Party").

WITNESSETH:

WHEREAS, Secured Party has made financial accommodations available to Debtor and may in the future make additional financial accommodations to Debtor; and

WHEREAS, in order to secure the financial accommodations described above, Debtor has executed and delivered to Secured Party that certain Security Agreement dated as of May 6, 2009 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

WHEREAS, pursuant to the Security Agreement, Debtor is required to execute and deliver to Secured Party this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Debtor hereby grants to Secured Party a continuing first priority security interest in all of Debtor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

(a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

(c) all reissues, continuations or extensions of the foregoing;

(d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(e) all products and proceeds of the foregoing, including any claim by Debtor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill

associated with any Trademark or any Trademark licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the security interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Debtor to Secured Party whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Debtor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Secured Party pursuant to the Security Agreement. Debtor hereby acknowledges and affirms that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. If Debtor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Party with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Debtor's obligations under this Section, Debtor hereby authorizes Secured Party unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of Debtor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLATINUM STUDIOS, INC.,
a California corporation

By: [signature]

Name: BRIAN ALTOUNIAN

Title: PRESIDENT & COO

ACCEPTED AND ACKNOWLEDGED BY:

____

SCOTT ROSENBERG

IN WITNESS WHEREOF, Debtor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLATINUM STUDIOS, INC.,
a California corporation

By: ______________________

Name: ______________________

Title: ______________________

ACCEPTED AND ACKNOWLEDGED BY:

____
SCOTT ROSENBERG

5-6-09

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Debtor	Country	Mark	Application/ Registration No.	App/Reg Date
Platinum Studios, Inc.	USA	Cowboys & Aliens	2,139,278	02/24/1998
Platinum Studios, Inc.	USA	Cowboys & Aliens	2,190,621	09/22/1998
Platinum Studios, Inc.	USA	Atlantis Rising	2,365,562	07/11/2000
Platinum Studios, Inc.	USA	Atlantis Rising	2,205,435	11/24/1998
Platinum Studios, Inc.	USA	Platinum Comics	2,444,060	04/17/2001
Platinum Studios, Inc.	USA	Platinum Studios	2,747,634	08/05/2003
Platinum Studios, Inc.	USA	"P (and design)"	2,385,626	09/12/2000
Platinum Studios, Inc.	USA	"P (and design)"	2,747,633	08/05/2003
Platinum Studios, Inc.	USA	Storm & Ember	2,840,611	05/11/2004
Platinum Studios, Inc.	USA	Sidekicks	2,714,068	05/06/2003
Platinum Studios, Inc.	USA	Sidekicks	2,721,947	06/03/2003
Platinum Studios, Inc.	USA	Barry Ween	78/279255	07/25/2003
Platinum Studios, Inc.	USA	Macroverse	78/368059	02/13/2004

Trade Names

None

Common Law Trademarks

None

Trademarks Not Currently In Use

None

Trademark Licenses

None